Exhibit 10.1

BEA Systems, Inc.

Stock Plan Administration

2315 North First Street

San Jose, CA 95131 USA

Phone: +1 408-570-8600

FAX: +1 408-570-8970

Email: stock-admin@bea.com

NOTICE OF GRANT OF STOCK OPTIONS AND OPTION AGREEMENT

«FIRST_NAME» «LAST_NAME»

«ADDRESS_LINE_1» «ADDRESS_LINE_2»

«ADDRESS_LINE_3»

«CITY», «STATE» «ZIP_CODE»

«COUNTRY»

«EMAIL_ADDRESS»

OPTION NUMBER: «NUM»

PLAN: 2006 STOCK INCENTIVE PLAN

EFFECTIVE «OPTION_DATE» (THE “GRANT DATE”), YOU HAVE BEEN GRANTED A NON-QUALIFIED STOCK OPTION TO BUY «SHARES_GRANTED» SHARES (THE “TOTAL SHARES”) OF BEA SYSTEMS, INC. COMMON STOCK AT US$«OPTION_PRICE» PER SHARE (THE “EXERCISE PRICE”).

THE TOTAL EXERCISE PRICE OF THE SHARES GRANTED IS US$«TOTAL_OPTION_PRICE».00

TWENTY-FIVE PERCENT (25%) OF THE TOTAL SHARES WILL VEST AND MAY BE EXERCISED ON THE FIRST ANNIVERSARY DATE OF THE GRANT DATE AND, THEREAFTER, AN ADDITIONAL 1/48TH OF THE TOTAL SHARES SHALL VEST MONTHLY AND MAY BE EXERCISED ON EACH OF THE 36 MONTHLY ANNIVERSARIES OF THE GRANT DATE AS DESCRIBED BELOW:

SHARES	VEST TYPE	FULL VEST	EXPIRATION

«SHARES_PERIOD_1»	«VEST_TYPE_PERIOD_1»	«VEST_DATE_PERIOD_1»	«EXPIRATION_DATE_PERIOD_1»

«SHARES_PERIOD_2»	«VEST_TYPE_PERIOD_2»	«VEST_DATE_PERIOD_2»	«EXPIRATION_DATE_PERIOD_2»

YOU UNDERSTAND THAT THE OPTION IS GRANTED UNDER AND GOVERNED BY THE TERMS AND CONDITIONS OF THE BEA SYSTEMS, INC. 2006 STOCK INCENTIVE PLAN (THE “PLAN”), ANY SUB-PLAN TO THE PLAN FOR YOUR COUNTRY OF RESIDENCE (THE “SUB-PLAN”), THE BEA SYSTEMS, INC. 2006 STOCK INCENTIVE PLAN NON-QUALIFIED STOCK OPTION AGREEMENT ATTACHED HERETO (THE “OPTION AGREEMENT”) AND ANY APPENDIX TO THE OPTION AGREEMENT FOR YOUR COUNTRY OF RESIDENCE (THE “APPENDIX”) AND IS SUBJECT TO YOUR CONSENT TO ACCESS THIS NOTICE, THE OPTION AGREEMENT, THE APPENDIX (IF ANY), THE SUB-PLAN (IF ANY), THE PLAN AND THE PLAN PROSPECTUS (COLLECTIVELY, THE “PLAN DOCUMENTS”) IN ELECTRONIC FORM ON THE COMPANY’S INTRANET OR THE WEBSITE OF THE COMPANY’S DESIGNATED BROKERAGE FIRM. BY SIGNING BELOW (OR PROVIDING AN ELECTRONIC SIGNATURE BY CLICKING BELOW) AND ACCEPTING THE GRANT OF THE OPTION, YOU: (I) CONSENT TO ACCESS ELECTRONIC COPIES (INSTEAD OF RECEIVING PAPER COPIES) OF THE PLAN DOCUMENTS VIA THE COMPANY’S INTRANET OR THE WEBSITE OF THE COMPANY’S DESIGNATED BROKERAGE FIRM; (II) AGREE TO PARTICIPATE IN THE OPTION THROUGH AN ON-LINE OR ELECTRONIC SYSTEM ESTABLISHED AND MAINTAINED BY THE COMPANY OR THE COMPANY’S DESIGNATED BROKERAGE FIRM; (III) REPRESENT THAT YOU HAVE ACCESS TO THE COMPANY’S INTRANET OR THE WEBSITE OF THE COMPANY’S DESIGNATED BROKERAGE FIRM; (IV) ACKNOWLEDGE RECEIPT OF ELECTRONIC COPIES, OR THAT YOU ARE ALREADY IN POSSESSION OF PAPER COPIES, OF THE PLAN DOCUMENTS; AND (V) ACKNOWLEDGE THAT YOU ARE FAMILIAR WITH AND ACCEPT THE OPTION SUBJECT TO THE TERMS AND PROVISIONS OF THE PLAN DOCUMENTS.

THIS CONSENT WILL APPLY TO THIS OPTION AS WELL AS ANY FUTURE OPTIONS MADE TO YOU. YOU MAY WITHDRAW YOUR CONSENT TO RECEIVE THE PLAN DOCUMENTS ELECTRONICALLY AT ANY TIME BY SENDING WRITTEN NOTIFICATION OF YOUR WITHDRAWAL OF CONSENT TO THE ADDRESS STATED ABOVE. ALTERNATIVELY, YOU MAY SEND AN E-MAIL TO THE E-MAIL ADDRESS LISTED ABOVE. YOU AGREE TO PROVIDE THE COMPANY WITH ANY CHANGES TO YOUR E-MAIL ADDRESS IN ORDER TO CONTINUE TO RECEIVE ELECTRONIC NOTIFICATIONS AND DISCLOSURES. CHANGES TO YOUR E-MAIL ADDRESS SHOULD BE SENT TO THE ADDRESS OR E-MAIL ADDRESS LISTED ABOVE.

YOU MAY RECEIVE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, PAPER COPIES OF ANY OR ALL OF THE PLAN DOCUMENTS, DOCUMENTS INCORPORATED BY REFERENCE IN THE FORM S-8 REGISTRATION STATEMENT FOR THE PLAN, AND THE COMPANY’S MOST RECENT ANNUAL REPORT TO SHAREHOLDERS BY REQUESTING THEM FROM STOCK ADMINISTRATION AT THE ADDRESS INDICATED ABOVE.

«FIRST_NAME» «LAST_NAME»	«OPTION_DATE»

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BEA SYSTEMS, INC. 2006 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Grant of Option. The Company grants to the Grantee the Option as set forth in the Notice of Grant of Stock Options attached hereto (the “Notice”) and subject to the terms and conditions of this Option Agreement, the Sub-Plan for Grantee’s country of residence (if any), the Appendix (if any) and the Plan which is incorporated herein by reference. The Option is intended to be a Non-Qualified Stock Option (i.e., it is not qualified for special treatment under U.S. tax laws). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan or the Notice.

Exercise of Option.

Right to Exercise. The Option shall be exercisable during its term in accordance with the vesting terms set out in the Notice. The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction or Change in Control. In no event shall the Company issue fractional Shares. The number of Shares exercisable on a given day is the total number of Shares vested as of that day less the total number of Shares previously exercised.

The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws. If the exercise of the Option within the applicable time periods set forth in this Option Agreement is prevented by this provision, the Option shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

Method of Exercise. The Option shall be exercisable either through a brokerage firm as determined by the Administrator or by delivery of an exercise form (available on the Company’s Internal Web—Administration, Stock Information, Employee Stock Option Plan). The exercise form shall be signed by the Grantee and delivered to the person indicated on the exercise form accompanied by payment, when appropriate, of the exercise price and any Tax-Related Items (as defined below).

Method of Payment. Payment of the exercise price shall be in U.S. dollars to the Company by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate an Applicable Law: personal check, bank draft, postal or express money order, or a same-day sale exercise through a brokerage firm determined by the Administrator.

Taxes. Regardless of any action the Company or the Grantee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Grantee is and remains the Grantee’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Grantee’s liability for Tax-Related Items.

Prior to the relevant taxable event, the Grantee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, if permissible under local law, the Grantee authorizes the Company and/or the Employer, at their discretion, to satisfy the obligations with regard to all Tax-Related Items legally payable by the Grantee by one or a combination of the following:

(a) withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or the Employer; (b) withholding from proceeds of the sale of Shares acquired upon exercise of the Option; (c) arranging for the sale of Shares acquired upon exercise of the Option (on the Grantee’s behalf and at the Grantee’s direction pursuant to this authorization); or (d) withholding in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. If the obligation for the Grantee’s Tax-Related Items is satisfied by withholding a number of Shares as described herein, the Grantee is deemed to have been issued the full number of Shares subject to the Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Option.

Finally, the Grantee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Grantee’s participation in the Plan or the Grantee’s purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as described in this section.

Change in Relationship.

Leave of Absence. During any authorized leave of absence (other than an authorized personal leave of absence, as described below), the vesting of the Option as provided in the Notice shall cease after the leave of absence exceeds 90 days. Vesting of the Option shall resume upon the Grantee’s termination of the leave and return to service with the Company or a Related Entity. Notwithstanding the foregoing two sentences, during any authorized personal leave of absence as determined in accordance with the BEA Systems, Inc. Policy, Procedure and Guideline No HR-004 “Leaves of Absence,” the vesting of the Option as provided in the Notice shall cease upon the Grantee’s start of such leave and shall resume upon the termination of such leave and the Grantee’s return to service with the Company or a Related Entity, and no credit shall be given for any time that would otherwise have contributed to vesting during such leave. The provisions contained in this section may not conflict with statutory requirements in any country to which the Grantee is assigned. In the event of a conflict, host-country statutory requirements will prevail.

Change in Status. In the event of the Grantee’s change in status from Employee to Consultant or Consultant to Employee, the Option shall remain in effect. When the change in status is from Employee to Consultant, the vesting of the Option shall continue unless otherwise determined by the Administrator.

Termination. In the event the Grantee’s Continuous Service terminates for reasons other than Disability or death, the Grantee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise the Option within 3 months from the Termination Date (but in no event later than the expiration date set forth in the Notice (the “Expiration Date”)). In the event the Grantee’s Continuous Service terminates for Cause, the Grantee’s right to exercise the Option shall terminate concurrently with the termination of the Grantee’s Continuous Service, except as otherwise determined by the Administrator.

Disability. In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within 12 months from the Termination Date (and in no event later than the Expiration Date), exercise the Option to the extent otherwise entitled to exercise it on the Termination Date.

Death. In the event of the Grantee’s death, the Option may be exercised at any time within 12 months following the date of death (and in no event later than the Expiration Date), by the Grantee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Grantee could exercise the Option at the date of death. In addition, if the Grantee’s death is a result of an incident that is work related, whereas “work related” encompasses business travel and the performance of one’s duties in a business setting, any unvested Shares as of the date of death will be accelerated to fully vested status. In cases where it is unclear whether an incident is work related, the final determination will be made by the Administrator.

Nature of Grant. In accepting the Option, the Grantee acknowledges that:

(a)	the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and/or this Option Agreement;

(b)	the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c)	all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d)	the Grantee’s participation in the Plan is voluntary;

(e)	the Grantee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Grantee’s employment or service relationship at any time;

(f)	the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Grantee’s employment or service contract, if any;

(g)	the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

(h)	in the event that the Grantee is not an employee of the Company, the Option grant and the Grantee’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment or service contract or relationship with the Employer or any Related Entity of the Company;

(i)	the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(j)	if the underlying Shares do not increase in value, the Option will have no value;

(k)	if the Grantee exercises the Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the exercise price;

(l)	in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Shares purchased through exercise of the Option resulting from termination of the Grantee’s Continuous Service by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Grantee irrevocably releases the Company and/or the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice, the Grantee shall be deemed irrevocably to have waived the Grantee’s entitlement to pursue such claim;

(m)	in the event of termination of the Grantee’s Continuous Service (whether or not in breach of local labor laws), the Grantee’s right to receive or vest in the Option under the Plan, if any, will terminate effective as of the date that the Grantee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of the Grantee’s Continuous Service (whether or not in breach of local labor laws), the Grantee’s right to exercise the Option after termination of the Grantee’s Continuous Service, if any, will be measured by the date of termination of the Grantee’s active employment and will not be extended by any notice period mandated under local law; the Administrator shall have the exclusive discretion to determine when the Grantee is no longer actively employed for purposes of the Grantee’s Option grant;

(n)	the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying Shares; and

(o)	the Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.

Data Privacy. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in the Notice and this Option Agreement by and among, as applicable, the Employer, the Company and any Related Entity for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that the Company and the Employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

The Grantee understands that Data may be transferred to any third parties assisting the Company in the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the Grantee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon exercise of the Option may be deposited. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents

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herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands that refusal or withdrawal of consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Grantee’s local human resources representative.

Term of Option. The Option may be exercised no later than the Expiration Date. To the extent that the Grantee was not entitled to exercise the Option on the Termination Date or on the date of death, or if the Option is not exercised within the time specified above, the Option shall terminate.

Transferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Grantee only by the Grantee. The terms of the Option shall be binding upon the executors, administrators, heirs and successors of the Grantee.

Notices. Except as otherwise stated herein or in the Notice, any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

Interpretation. Any dispute regarding the interpretation of the Notice, this Option Agreement, the Sub-Plan (if any), the Appendix (if any) and the Plan shall be submitted by the Grantee or by the Company to the Board or the Administrator, which shall review such dispute at its next regular meeting. The resolution of such dispute by the Board or the Administrator shall be final and binding on all persons.

Language. If the Grantee has received the Notice, this Option Agreement, the Sub-Plan (if any), the Appendix (if any) or any other document related to the Option and/or the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.

Severability. Should any provision of the Notice, this Option Agreement, the Sub-Plan (if any) or the Appendix (if any) be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Entire Agreement: Governing Law. The Notice, this Option Agreement, the Sub-Plan (if any), the Appendix (if any) and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. In the event of any inconsistency between the terms of the Notice, this Option Agreement, the Sub-Plan (if any), the Appendix (if any) and the Plan, the Plan shall govern. These instruments are to be construed in accordance with and governed by the internal laws of the State of California, United States of America without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California, United States of America to the rights and duties of the parties.

Venue. The Company, the Grantee and the Grantee’s assignees pursuant to the Transferability of Option section above (the “Parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, this Option Agreement, the Sub-Plan (if any), the Appendix (if any) or the Plan shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection the Parties may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this section shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

Appendix. Notwithstanding any provision in this Option Agreement or any other Plan Documents to the contrary, the Option shall be subject to any special terms and conditions as set forth in the Appendix to this Option Agreement for the Grantee’s country of residence, if any. The Appendix, if any, constitutes part of this Option Agreement.

By signing or electronically accepting the Notice (as applicable), the Grantee acknowledges and agrees to all of the terms and provisions of this Option Agreement, the Appendix (if any), the Sub-Plan (if any) and the Plan.

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